Exhibit 99.2

GenFlat Announces Closing of Public Offering with $7.0 Million Gross Proceeds

TOOELE, UT – February 4, 2026 – GenFlat Holdings, Inc. (OTCQB:GFLT) (“GenFlat” or “the Company”), a developer of sustainable collapsible marine shipping containers, today announced the closing of its underwritten public offering of 2,333,333 shares of its common stock at a price of $3.00 per share, for approximately $7 million in gross proceeds before offering expenses and underwriting discounts and commissions.

GenFlat intends to use the net proceeds from the offering for working capital and general business purposes, including repayment of approximately $550,000 of short-term working capital loans.

Craig-Hallum acted as sole underwriter for the offering.

The shares sold in the offering were offered under the Company’s registration statement on Form S-1, as amended (File No. 333-291718), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2026. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at https://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GenFlat Holdings, Inc.

GenFlat is an early-stage company that developed a more sustainable collapsible marine container (the “GenFlat Container”), that can be collapsed when emptied and stacked in bundles of four collapsed containers that take the same space as a standard marine container. When GenFlat Containers are stacked 4-to-1, they can save up to 75% on: 1) freight costs, terminal handling fees, transloading fees, and other fees; 2) carbon emitted by ocean vessels, trucks, and trains by reducing the number of trips necessary; and 3) space required at ports, container yards, and distribution centers. GenFlat operates as a container sales and leasing company and supplies GenFlat’s patented marine containers primarily to shipping line customers under a variety of short and long-term lease structures.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company's expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company's current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including, without limitation, risks and uncertainties related to market conditions, as well as those risks described under “Risk Factors” in the prospectus related to the offering and those described in the Company’s filings with the SEC. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company:

GenFlat Holdings, Inc.

435-830-6979

dhall@genflat.com

Investor Contact:

Bill Seymour

Vallum Advisors

612-865-5072

bill.seymour@val-adv.com